Exhibit 10.7

FINAL FORM

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of May 31, 2022 by and among (i) Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares (“SPAC”), (ii) Freightos Limited, a Cayman Islands exempted company limited by shares (the “Company”), (iii) Gesher I Sponsor, LLC (“Sponsor”) and (iv) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, SPAC, the Company, Freightos Merger Sub I, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of the Company, (“Merger Sub I”) and Freightos Merger Sub II, a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of the Company (“Merger Sub II”) contemporaneously herewith are entering into that certain Business Combination Agreement, dated as of the date first set forth above (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, following the Recapitalization and upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub I will merge with and into SPAC, with SPAC being the surviving entity as a wholly owned subsidiary of the Company, and immediately thereafter, SPAC will merger with and into Merger Sub II, with Merger Sub II being the surviving entity as a wholly owned subsidiary of the Company (collectively, the “Mergers”);

WHEREAS, as of the date hereof, Holder owns certain membership interests of Sponsor, and Sponsor in turns owns SPAC Shares and SPAC Warrants that are “attributable to” Holder pursuant to the Limited Liability Company Operating Agreement of Sponsor, as it may be amended and updated from time to time (the “LLC Agreement”); and

WHEREAS, pursuant to the Business Combination Agreement, at the Closing the SPAC Shares and SPAC Warrants held by Sponsor will automatically be converted into the right to receive Company Ordinary Shares and Company Warrants, with such Company Ordinary Shares and Company Warrants (and any Company Ordinary Shares issuable in respect of Company Warrants) received by Sponsor and attributable to Holder pursuant to the LLC Agreement being referred to herein as the “Restricted Securities” and subject to the limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-up Provisions.

(a) Subject to the exceptions set forth herein, Holder hereby agrees not to Transfer any Restricted Securities from and after the Closing until the thirty-six (36) month anniversary (such period, the “Lock-up Period”) of the date on which Closing occurs (the “Lock-Up Restrictions”). Notwithstanding anything contained herein to the contrary, (i)(A) at the nine (9) month anniversary of the date on which Closing occurs, twenty-five percent (25%) of the Restricted Securities will cease to be deemed Restricted Securities hereunder, (B) at the eighteen (18) month anniversary of the date on which Closing occurs, an additional twenty-five percent (25%) of the Restricted Securities will cease to be deemed Restricted Securities hereunder, (C) at the twenty-seven (27) month anniversary of the date on which Closing occurs, an additional twenty-five percent (25%) of the Restricted Securities will cease to be deemed Restricted Securities hereunder, and (D) at the thirty-six (36) month anniversary of the date on which Closing occurs, any remaining Restricted Securities will cease to be deemed Restricted Securities hereunder, (ii) if at any time after the Closing but prior to the end of the Lock-Up Period, a Change of Control occurs, then concurrently with the consummation of such Change of Control, all of the then-Restricted Securities will cease to be deemed Restricted Securities hereunder, and (iii) the Lock-Up Restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder directly or indirectly through Sponsor made in respect of a Permitted Transfer (as defined below); provided, however, that in any of case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement. When Restricted Securities cease to Restricted Securities in accordance with the preceding sentence, such released Company Ordinary Shares may be Transferred without regard to the Lock-Up Restrictions hereunder, subject to compliance with applicable Law and such other agreements to which the Holder or such Company Ordinary Shares may be bound. Notwithstanding anything to the contrary in this Agreement, any Company Ordinary Shares, Company Warrants and Company Ordinary Shares issuable in respect of Company Warrants held by Sponsor that are not Restricted Securities (because they are attributable to members of Sponsor other than the Holder and who have not also executed lock up agreements) are not subject to the restrictions contained in this Agreement. Holder acknowledges that while an employee, agent or representative of Holder is a member of the Company’s Board of Directors that Holder will not transfer any Restricted Securities during any Company-imposed “quiet periods” or “blackout periods” on the members of its Board of Directors, or while such person is in possession of material, non-public information about the Company.

(b) As used herein:

“Change of Control” means, in one transaction or a series of related transactions and, for the avoidance of doubt, except as contemplated by the Business Combination Agreement, any (A) direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of assets of the Company or any of its Subsidiaries equal to fifty percent (50%) or more of the Company’s consolidated assets or to which fifty percent (50%) or more of the Company’s net revenues or net income on a consolidated basis are attributable, (B) direct or indirect acquisition of fifty percent (50%) or more of then-issued and outstanding Company Ordinary Shares, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning fifty percent (50%) or more of the then-issued and outstanding Company Ordinary Shares, (D) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), recapitalization, or other significant corporate reorganization of the Company, (E) merger, consolidation or other combination involving the Company and any third-party other than a Subsidiary, or (F) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, net revenues or net income and Company Ordinary Shares involved is fifty percent (50%) or more.

“Permitted Transfer” shall mean a Transfer made: (A) in the case of Holder being an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (B) in the case of Holder being an individual, by virtue of laws of descent and distribution upon death of Holder; (C) in the case of Holder being an individual, pursuant to a qualified domestic relations order or pursuant to a court order or settlement related to the distribution of assets in connection with the dissolution of marriage or civil union; (D) by distributions from Sponsor or Holder to its members, partners, or shareholders; (E) by virtue of applicable Law or the Holder’s organizational documents upon liquidation or dissolution of Holder; or (F) to any Affiliates of the Holder.

“Transfer” shall mean (A) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (A) or (B).

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(d) During the Lock-up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [_______], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES, THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, (i) Holder (through Sponsor) shall retain all of its rights as a shareholder of the Company during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in Section 1(a) shall not apply to any Company Ordinary Shares or other securities of the Company acquired by Holder after the Closing in open market transactions, as grants for services rendered or in any public or private capital raising transactions of the Company or otherwise to any Company Ordinary Shares (or other securities of the Company) other than the Restricted Securities.

2. Miscellaneous.

(a) Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Except in respect of a Permitted Transfer, this Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of the Company and SPAC. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies. This Agreement and all related Actions shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) the word “or” is disjunctive but not necessarily exclusive; (vii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (ix) all references to Articles or Sections are to Articles or Sections of this Agreement; and (x) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time.

(g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to SPAC or Sponsor, to: Gesher I Sponsor, LLC Hagag Towers, North Tower, Floor 24 Haarba 28, Tel Aviv, Israel Attention: Ezra Gardner, Chief Executive Officer Email: emg@gesherspac.com

With a copy (which will not constitute notice) to:

Bryan Cave Leighton Paisner LLP

One Atlantic Center, Fourteenth Floor

1201 W. Peachtree St., NW

Atlanta, Georgia 30309

Attention: Amy Wilson; Jonathan Nesher

E-mail: amy.wilson@bclplaw.com; jonathan.nesher@bclplaw.com

If to the Company, to: Freightos Limited HaPo’el 1, Derech Agudat Sport HaPo’el Jerusalem, Israel 9695102 Attention: Zvi Schreiber, CEO E-mail: zvi@freightos.com; legal@freightos.com

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: Jon Venick; Stephen Alicanti

E-mail: Jon.Venick@us.dlapiper.com; Stephen.Alicanti@us.dlapiper.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(f) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of the Company, SPAC, Sponsor and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. The Company and SPAC hereby represent, warrant, covenant and agree that if any Lock-Up Agreement signed by a shareholder of the Company as of the date hereof in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such shareholder and that would be favorable to Holder (other than the side letter, a form of which is attached as Exhibit A (the “Side Letter”)), this Agreement shall be contemporaneously amended to the extent applicable in a corresponding manner, mutatis mutandis (which, for the avoidance, of doubt will include a release of the same percentage of Holder’s Restricted Securities) and the Company shall provide prompt notice thereof to Holder.

(h) Authorization on Behalf of the Company. In the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of the Company or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of the Company or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(i) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company and SPAC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company and SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any ancillary agreement referenced thereunder. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company and SPAC or any of the rights or obligations of Holder under any other agreement between Holder and the Company or SPAC or any certificate or instrument executed by Holder in favor of the Company or SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or SPAC or any of the rights or obligations of Holder under this Agreement.

(k) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, for example, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

*    *    *    *    *

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

FREIGHTOS LIMITED

By:
Name: Zvi Schreiber
Title: Director

GESHER I ACQUISITION CORP.

By:
Name: Ezra Gardner
Title: Chief Executive Officer

GESHER I SPONSOR LLC

By:
Name: Ezra Gardner
Title: Managing Member

By:
Name: Omri Cherni
Title: Managing Member

Signature Page to Lock-up Agreement

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

[NAME OF HOLDER]

By:
Name:
Title:

Address for Notice:

Address: Telephone No.: Email:

Exhibit A

Form of Side Letter

May [•], 2022

Asian Gateway Investments Pte. Ltd.

2 Shenton Way #02-02, SGX Centre 1

Singapore 068804

Attn: William Chin

Re: Lock-Up Agreement Side Letter

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is entered into in connection with that certain Lock-Up Agreement dated as of [•], 2022 (the “Agreement”), entered into by and among Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares, Freightos Limited, a Cayman Islands exempted company limited by shares (the “Company”), and Asian Gateway Investments Pte. Ltd. (“Holder”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

Notwithstanding anything to the contrary contained in the Agreement, each of the parties to this Letter Agreement hereby acknowledges and agrees that Holder shall be entitled to the rights set out herein. In the event of any conflict or inconsistency between the Agreement and this Letter Agreement, this Letter Agreement shall prevail.

1. Permitted Transfers. Solely with respect to Holder, the definition of “Permitted Transfer” in Section 1(b) of the Agreement shall include one (1) Transfer or series of related Transfers by Holder of any or all of its Restricted Securities to any one or more persons/entities provided that such Transfer(s) is/are not conducted on Nasdaq (but, for the avoidance of doubt, Holder shall be permitted to report on Nasdaq (or any other relevant exchanges) its trades); provided, however, that, as a condition to such Transfer, any such transferee execute and deliver a joinder to the Agreement agreeing to be treated as the “Holder” with respect to any transferred Restricted Securities.

2. Termination. The rights described herein shall terminate and be of no further force or effect at such time as Holder no longer holds any Restricted Securities.

3. Disclosure. In the event that this Letter Agreement (or the matters set out herein) is required to be disclosed by any applicable law or regulation, or any binding order or directive of any court, tribunal, governmental or regulatory authority having competent jurisdiction over a party, or pursuant to the requirements of any stock exchange on which the shares or securities of such party or any of its affiliates are listed (“Mandatory Disclosure Requirement”), such party shall be permitted to disclose this Letter Agreement (or the matters set out herein) provided that such disclosure shall be made by such party only to the extent required by the Mandatory Disclosure Requirement after consultation with the other parties (to the extent legally permissible and practicable).

4. Miscellaneous. Section 2 of the Agreement shall apply to this Letter Agreement mutatis mutandis, including for the avoidance of doubt Section 2(m) in relation to counterparts and electronic signatures.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed and delivered on the date first above written.

FREIGHTOS LIMITED

By:
Name:
Title:

GESHER I ACQUISITION CORP.

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

ASIAN GATEWAY INVESTMENTS PTE. LTD.

By:
Name:
Title:

Signature Page to Lock-up Agreement